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                                                                       EXHIBIT 5




                                 August 6, 2003



Securities and Exchange Commission
450 5th Street, N.W., Judiciary Plaza
Washington, DC 20549

         RE: Centex Corporation: Registration of 1,000,000 Shares of Common Stock of Centex Corporation under the Amended and Restated Profit Sharing and Retirement Plan of Centex Corporation

Ladies and Gentlemen:

As Executive Vice President, Chief Legal Officer and Secretary of Centex Corporation (the "Corporation"), I am familiar with the Amended and Restated Profit Sharing and Retirement Plan of Centex Corporation (the "Plan") and the proposed issuance of up to 1,000,000 shares (the "Shares") of Common Stock, $0.25 par value per share, of the Corporation pursuant to the Plan, which Shares trade in tandem with beneficial interests in 1,000 shares (the "Holding Shares") of Common Stock of 3333 Holding Corporation and beneficial interests in 900 warrants (the "CDC Warrants") to purchase Class B units of limited partnership of Centex Development Company, L.P.

I have also made such further investigations as I have deemed necessary to express the opinions herein stated.

I am of the opinion that the Shares (and the beneficial interests in the Holding Shares and the CDC Warrants), which are hereafter issued in accordance with the terms of the Plan, will be duly and validly issued, fully paid and non-assessable.

I consent to the use of this opinion as an Exhibit to the Registration Statement on Form S-8 being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the Shares and the beneficial interests in the Holding Shares and the CDC Warrants issuable thereunder, and to any references to me in such Registration Statement.

                                  Very truly yours,

                                  /s/ Raymond G. Smerge
                                  -----------------------------
                                  Raymond G. Smerge
                                  Executive Vice President, Chief Legal Officer, and Secretary